FOR IMMEDIATE RELEASE
DATE: January 26, 2023

HERITAGE FINANCIAL ANNOUNCES FOURTH QUARTER AND ANNUAL 2022 RESULTS AND DECLARES REGULAR CASH DIVIDEND

•Net income was $22.5 million, or $0.64 per diluted share, for the fourth quarter of 2022 compared to $21.0 million, or $0.59 per diluted share, for the third quarter of 2022 and $19.4 million, or $0.55 per diluted share, for the fourth quarter of 2021.
•Loans receivable increased $49.6 million, or 1.2% (4.9% annualized), in the fourth quarter of 2022.
•Loans receivable increased $235.2 million, or 6.2% for the year ended December 31, 2022. Excluding SBA PPP loan repayments of $144.4 million, loans receivable increased $379.6 million for the year ended December 31, 2022.
•Net interest income increased $3.8 million, or 6.4%, to $63.1 million for the fourth quarter of 2022 compared to $59.3 million for the third quarter of 2022, and increased $15.2 million, or 31.7% compared to $47.9 million for the fourth quarter of 2021.
•Net interest margin increased to 3.98% for the fourth quarter of 2022 from 3.57% for the third quarter of 2022 and 2.85% for the fourth quarter of 2021.
•Cost of total deposits was 0.16% for the fourth quarter of 2022 compared to 0.09% for both the third quarter of 2022 and the fourth quarter of 2021.
•Expanded geographic footprint into Idaho with the opening of a branch in Boise on January 10, 2023.
•Declared a regular cash dividend of $0.22 per share on January 25, 2023, an increase of 4.8% from the $0.21 regular cash dividend per share declared in the third quarter of 2022.

Olympia, WA - Heritage Financial Corporation (NASDAQ GS: HFWA) (the “Company” or “Heritage”), the parent company of Heritage Bank (the "Bank"), today reported net income of $22.5 million for the fourth quarter of 2022 compared to $21.0 million for the third quarter of 2022 and $19.4 million for the fourth quarter of 2021. Diluted earnings per share for the fourth quarter of 2022 were $0.64 compared to $0.59 for the third quarter of 2022 and $0.55 for the fourth quarter of 2021. Net income for the year ended 2022 totaled $81.9 million, or $2.31 per diluted share as compared to $98.0 million, or $2.73 per diluted share for 2021.
Jeffrey J. Deuel, President and Chief Executive Officer of Heritage, commented, “We are very pleased with our profitability over the past year due to higher net interest margin, low-cost deposits and strong loan growth, along with our prudent expense management. Our net interest margin in the fourth quarter increased by 113 basis points from the fourth quarter of 2021, while our cost of total deposits only increased by 7 basis points. In addition, excluding the impacts of SBA PPP loan repayments, total loan balances increased by 10.3% from year end 2021. These achievements were made possible by our foundation of a strong balance sheet and a talented team of bankers.
We successfully expanded our teams in the Portland and Eugene MSAs in 2022, and we are excited to start 2023 by announcing our entry into the Boise MSA, which is our first branch in Idaho. We believe this will be an attractive market for Heritage to expand and continue to grow.
Further, we are proud that Heritage Bank is partnering with College Housing Northwest (“CHNW”) in financing 79 affordable student housing rental units located on the Eastside of Portland. CHNW works to provide innovative housing support to college students, especially to those aging out of the foster care system. Heritage Bank is providing $7.4 million of term loan financing for the project as well as assisting CHNW to acquire additional buildings with access to innovative funding from government and foundation sources.”

Financial Highlights
The following table provides financial highlights at the dates and for the periods indicated:

	As of or for the Quarter Ended
	December 31, 2022	September 30, 2022	December 31, 2021
	(Dollars in thousands, except per share amounts)
Net income	$22,544	$20,990	$19,397
Pre-tax, pre-provision income (1)	$29,299	$27,592	$19,282
Diluted earnings per share	$0.64	$0.59	$0.55
Return on average assets (2)	1.26%	1.13%	1.04%
Pre-tax, pre-provision return on average assets (1) (2)	1.64%	1.49%	1.03%
Return on average common equity (2)	11.46%	10.27%	9.06%
Return on average tangible common equity (1) (2)	17.21%	15.20%	13.27%
Net interest margin (2)	3.98%	3.57%	2.85%
Cost of total deposits (2)	0.16%	0.09%	0.09%
Efficiency ratio	58.0%	58.7%	66.6%
Noninterest expense to average total assets (2)	2.26%	2.11%	2.06%
Total assets	$6,980,100	$7,200,312	$7,432,412
Loans receivable, net	$4,007,872	$3,959,206	$3,773,301
Total deposits	$5,924,840	$6,237,735	$6,394,290
Loan to deposit ratio (3)	68.4%	64.1%	59.7%
Book value per share	$22.73	$22.13	$24.34
Tangible book value per share (1)	$15.66	$15.04	$17.19
Tangible book value per share, excluding AOCI (1) (4)	$18.50	$18.03	$16.92
    (1) See Non-GAAP Financial Measures section herein.
    (2) Annualized.
    (3) Loans receivable divided by total deposits.
    (4) Accumulated other comprehensive income or loss ("AOCI").

Balance Sheet
Cash and cash equivalents decreased $303.7 million, or 74.6%, to $103.6 million at December 31, 2022 from $407.3 million at September 30, 2022 due primarily to an increase in loans receivable and a decrease in deposits.
Total investment securities decreased $31.6 million, or 1.5%, to $2.10 billion at December 31, 2022 from $2.13 billion at September 30, 2022 due primarily to maturities and prepayments of $55.3 million and sales of $30.4 million, partially offset by purchases of $48.1 million.
The following table summarizes the Company's loans receivable, net at the dates indicated:

	December 31, 2022		September 30, 2022		Change
	Balance	% of Total	Balance	% of Total	$	%
	(Dollars in thousands)
Commercial business:
Commercial and industrial	$692,100	17.1%	$735,028	18.4%	$(42,928)	(5.8)%
SBA PPP	1,468	—	3,593	0.1	(2,125)	(59.1)
Owner-occupied commercial real estate ("CRE")	937,040	23.1	959,486	24.0	(22,446)	(2.3)
Non-owner occupied CRE	1,586,632	39.2	1,547,114	38.6	39,518	2.6
Total commercial business	3,217,240	79.4	3,245,221	81.1	(27,981)	(0.9)
Residential real estate	343,631	8.5	296,019	7.4	47,612	16.1

	December 31, 2022		September 30, 2022		Change
	Balance	% of Total	Balance	% of Total	$	%
	(Dollars in thousands)
Real estate construction and land development:
Residential	80,074	2.0	92,297	2.3	(12,223)	(13.2)
Commercial and multifamily	214,038	5.3	160,723	4.0	53,315	33.2
Total real estate construction and land development	294,112	7.3	253,020	6.3	41,092	16.2
Consumer	195,875	4.8	207,035	5.2	(11,160)	(5.4)
Loans receivable	4,050,858	100.0%	4,001,295	100.0%	49,563	1.2
Allowance for credit losses on loans	(42,986)		(42,089)		(897)	2.1
Loans receivable, net	$4,007,872		$3,959,206		$48,666	1.2%
Loans receivable grew $49.6 million, or 1.2% (4.9% annualized), in the fourth quarter of 2022. New loans funded in the fourth and third quarter of 2022 were $203.1 million and $206.7 million, respectively. This includes purchased residential real estate loans of $40.5 million and $29.0 million, respectively, during the fourth and third quarter of 2022. Loan repayments also increased during the fourth quarter of 2022 to $147.0 million, as compared to $71.6 million during the third quarter of 2022, exclusive of SBA PPP loan repayments, net deferred fees, and net acquired discounts.
Commercial and industrial loans decreased primarily due to declines in line of credit utilization rates during the fourth quarter of 2022 compared to the third quarter of 2022. Commercial and multifamily construction loans increased by $53.3 million or 33.2% due to new loan originations and advances on outstanding loans during the fourth quarter of 2022. Total new commitments for commercial and multifamily construction loans increased to $173.4 million in the fourth quarter of 2022 as compared to $91.7 million in the third quarter of 2022.
Prepaid expenses and other assets increased $65.5 million or 28.4% to $296.2 million at December 31, 2022 from $230.7 million at September 30, 2022 due primarily to an increase in commitments for low income housing tax credits. Accrued expenses and other liabilities increased $65.3 million or 52.6% to $189.3 million at December 31, 2022 from $124.0 million at September 30, 2022 due to an increase in the unfunded portion of the commitment for these low income housing tax credits.
The following table summarizes the Company's total deposits at the dates indicated:

	December 31, 2022		September 30, 2022		Change
	Balance	% of Total	Balance	% of Total	$	%
	(Dollars in thousands)
Noninterest demand deposits	$2,099,464	35.5%	$2,308,583	37.0%	$(209,119)	(9.1)%
Interest bearing demand deposits	1,830,727	30.9	1,997,989	32.0	(167,262)	(8.4)
Money market accounts	1,063,243	17.9	996,214	16.0	67,029	6.7
Savings accounts	623,833	10.5	647,526	10.4	(23,693)	(3.7)
Total non-maturity deposits	5,617,267	94.8	5,950,312	95.4	(333,045)	(5.6)
Certificates of deposit	307,573	5.2	287,423	4.6	20,150	7.0
Total deposits	$5,924,840	100.0%	$6,237,735	100.0%	$(312,895)	(5.0)%
Total deposits decreased $312.9 million, or 5.0%, from September 30, 2022. The decrease was due to competitive pricing pressures and customers moving excess funds to alternative higher yielding investments as well as general declines in individual customer balances. Money market account and certificate of deposit balances increased from the prior quarter due to marketing efforts to retain deposit accounts.
Total stockholders' equity increased $21.2 million during the fourth quarter of 2022 due primarily to net income recognized for the quarter. The Company and Bank continue to maintain capital levels in excess of the applicable regulatory requirements for them both to be categorized as “well-capitalized”.
The following table summarizes capital ratios for the Company at the dates indicated:

	December 31, 2022	September 30, 2022	Change
Stockholders' equity to total assets	11.4%	10.8%	0.6%
Tangible common equity to tangible assets (1)	8.2	7.6	0.6
Tangible common equity, excluding AOCI, to tangible assets, excluding UGL (1)	9.5	9.0	0.5

	December 31, 2022	September 30, 2022	Change
Common equity tier 1 capital ratio (2)	12.8	12.8	—
Leverage ratio (2)	9.7	9.2	0.5
Tier 1 capital ratio (2)	13.2	13.3	(0.1)
Total capital ratio (2)	14.0	14.0	—
(1) See Non-GAAP Financial Measures section herein.
(2) Current quarter ratios are estimates pending completion and filing of the Company’s regulatory reports.

Allowance for Credit Losses and Provision for Credit Losses
The following table provides detail on the changes in the allowance for credit losses ("ACL") on loans and the ACL on unfunded commitments ("Unfunded") and the related provision for (reversal of) credit losses for the periods indicated:

	As of or for the Quarter Ended
	December 31, 2022			September 30, 2022			December 31, 2021
	ACL on Loans	ACL on Unfunded	Total	ACL on Loans	ACL on Unfunded	Total	ACL on Loans	ACL on Unfunded	Total
	(Dollars in thousands)
Balance, beginning of period	$42,089	$1,023	$43,112	$39,696	$997	$40,693	$48,317	$2,154	$50,471
Provision for (reversal of) credit losses	689	721	1,410	1,919	26	1,945	(5,490)	453	(5,037)
Net recoveries (charge-offs)	208	—	208	474	—	474	(466)	—	(466)
Balance, end of period	$42,986	$1,744	$44,730	$42,089	$1,023	$43,112	$42,361	$2,607	$44,968
The ACL on loans increased compared to September 30, 2022 due primarily to an increase related to the growth in loans receivable. The ACL on unfunded increased compared to September 30, 2022 due primarily to an increase in unfunded commitment balances.

Credit Quality
Nonperforming assets decreased to 0.08% of total assets at December 31, 2022 compared to 0.09% of total assets at September 30, 2022. Nonperforming assets at both December 31, 2022 and September 30, 2022 consisted only of nonaccrual loans. Changes in nonaccrual loans during the periods indicated were as follows:

	Quarter Ended
	December 31, 2022	September 30, 2022	December 31, 2021
	(In thousands)
Balance, beginning of period	$6,234	$10,475	$25,894
Additions	605	—	333
Net principal payments and transfers to accruing status	(828)	(4,016)	(1,435)
Payoffs	(105)	(225)	(540)
Charge-offs	—	—	(498)
Balance, end of period	$5,906	$6,234	$23,754

Net Interest Income and Net Interest Margin
Net interest income increased $3.8 million, or 6.4%, compared to the third quarter of 2022 and increased $15.2 million, or 31.7%, compared to the fourth quarter of 2021 due primarily to an increase in yields earned on interest earning assets following increases in market interest rates. The yield on interest earning assets increased to 4.16% as compared to 3.68% in the third quarter of 2022 and 2.95% in the fourth quarter of 2021.
The cost of interest bearing liabilities increased to 0.29%, compared to 0.18% in the third quarter of 2022 and 0.16% in the fourth quarter of 2021 primarily due to increased costs of interest bearing deposits due to competitive rate pressures on deposit accounts.

The following table presents the loan yield and the impact of SBA PPP loans and the incremental accretion on purchased loans on this financial measure for the periods presented below:

	Quarter Ended
	December 31, 2022	September 30, 2022	December 31, 2021
Loan yield (GAAP)	4.86%	4.51%	4.42%
Exclude impact from SBA PPP loans	(0.01)	(0.02)	(0.29)
Exclude impact from incremental accretion on purchased loans	(0.02)	(0.05)	(0.05)
Loan yield, excluding SBA PPP loans and incremental accretion on purchased loans (non-GAAP) (1)	4.83%	4.44%	4.08%
(1) See Non-GAAP Financial Measures section.
Net interest margin increased to 3.98% for the fourth quarter of 2022 as compared to 3.57% for the third quarter of 2022 and 2.85% for the fourth quarter of 2021 due to a shift into higher yielding interest earning assets as well as higher average yields on all interest earning assets following increases in market interest rates while maintaining a low cost of deposits.

Noninterest Income
The following table presents the key components of noninterest income and the change for the periods indicated:

	Quarter Ended			Quarter Over Quarter Change		Prior Year Quarter Change
	December 31, 2022	September 30, 2022	December 31, 2021	$	%	$	%
	(Dollar amounts in thousands)
Service charges and other fees	$2,651	$2,688	$2,479	$(37)	(1.4)%	$172	6.9%
Card revenue	2,111	2,365	2,108	(254)	(10.7)	3	0.1
Loss on sale of investment securities, net	(256)	—	—	(256)	—	(256)	(100.0)
Gain on sale of loans, net	40	133	506	(93)	(69.9)	(466)	(92.1)
Interest rate swap fees	19	78	174	(59)	(75.6)	(155)	(89.1)
Bank owned life insurance income	565	723	500	(158)	(21.9)	65	13.0
Gain on sale of other assets, net	—	265	2,717	(265)	—	(2,717)	(100.0)
Other income	1,454	1,201	1,355	253	21.1	99	7.3
Total noninterest income	$6,584	$7,453	$9,839	$(869)	(11.7)%	$(3,255)	(33.1)%
Noninterest income decreased from the third quarter of 2022 due primarily to decreased card revenue, a loss on the sale of investment securities recognized during the fourth quarter of 2022 and a gain on sale of branches held for sale recognized during the third quarter of 2022.
Noninterest income decreased from the same period in 2021 due primarily to reduced gain on sale of loans, net as sales volume of secondary market mortgage loans declined, a loss on the sale of investment securities recognized during the fourth quarter of 2022 and a gain on sale of branches held for sale recognized during the fourth quarter of 2021.

Noninterest Expense
The following table presents the key components of noninterest expense and the change for the periods indicated:

	Quarter Ended			Quarter Over Quarter Change		Prior Year Quarter Change
	December 31, 2022	September 30, 2022	December 31, 2021	$	%	$	%
	(Dollar amounts in thousands)
Compensation and employee benefits	$24,856	$24,206	$22,798	$650	2.7%	$2,058	9.0%
Occupancy and equipment	4,541	4,422	4,325	119	2.7	216	5.0
Data processing	4,369	4,185	4,694	184	4.4	(325)	(6.9)
Marketing	675	358	577	317	88.5	98	17.0
Professional services	630	639	763	(9)	(1.4)	(133)	(17.4)

	Quarter Ended			Quarter Over Quarter Change		Prior Year Quarter Change
	December 31, 2022	September 30, 2022	December 31, 2021	$	%	$	%
	(Dollar amounts in thousands)
State/municipal business and use tax	1,008	963	850	45	4.7	158	18.6
Federal deposit insurance premium	490	500	628	(10)	(2.0)	(138)	(22.0)
Amortization of intangible assets	671	671	759	—	—	(88)	(11.6)
Other expense	3,152	3,203	3,071	(51)	(1.6)	81	2.6
Total noninterest expense	$40,392	$39,147	$38,465	$1,245	3.2%	$1,927	5.0%
Noninterest expense increased from the third quarter of 2022 and the same period in 2021 due primarily to an increase in compensation and employee benefits due to an increase in the number of full-time equivalent employees including the addition of commercial and relationship banking teams in the second quarter of 2022 and an increase in salaries and wages due to upward market pressure. Marketing expenses increased from the third quarter of 2022 due to timing of marketing efforts.

Income Tax Expense
The following table presents the income tax expense and related metrics and the change for the periods indicated:

	Quarter Ended			Quarter Over Quarter Change		Prior Year Quarter Change
	December 31, 2022	September 30, 2022	December 31, 2021	$	%	$	%
	(Dollar amounts in thousands)
Income before income taxes	$27,889	$25,647	$24,319	$2,242	8.7%	$3,570	14.7%
Income tax expense	$5,345	$4,657	$4,922	$688	14.8%	$423	8.6%
Effective income tax rate	19.2%	18.2%	20.2%	1.0%	5.5%	(1.0)%	(5.0)%
Income tax expense increased compared to the third quarter of 2022 due primarily to a higher effective income tax rate during the fourth quarter of 2022 following an increase in annual pre-tax income for the year ended 2022, which decreased the impact of favorable permanent tax items such as tax-exempt investments, investments in bank owned life insurance and low-income housing tax credits as well as an increase in the effective state income tax rate.
Income tax expense increased compared to the same period in 2021 primarily due to higher estimated pre-tax income in the fourth quarter of 2022 as compared to the fourth quarter of 2021.

Dividends
On January 25, 2023, the Company’s Board of Directors declared a quarterly cash dividend of $0.22 per share, a 4.8% increase from the $0.21 dividend per share declared in the third quarter of 2022. The dividend is payable on February 22, 2023 to shareholders of record as of the close of business on February 8, 2023.

Earnings Conference Call
The Company will hold a telephone conference call to discuss this earnings release on Thursday, January 26, 2023 at 10:00 a.m. Pacific time. To access the call, please dial (844) 200-6205 -- access code 603267 a few minutes prior to 10:00 a.m. Pacific time. The call will be available for replay through February 2, 2023 by dialing (866) 813-9403 -- access code 855414.

About Heritage Financial
Heritage Financial Corporation is an Olympia-based bank holding company with Heritage Bank, a full-service commercial bank, as its sole wholly-owned banking subsidiary. Heritage Bank has a branch network of 51 banking offices in Washington, Oregon and Idaho. Heritage Bank does business under the Whidbey Island Bank name on Whidbey Island. Heritage’s stock is traded on the NASDAQ Global Select Market under the symbol “HFWA”. More information about Heritage Financial Corporation can be found on its website at www.hf-wa.com and more information about Heritage Bank can be found on its website at www.heritagebanknw.com.

Contact
Jeffrey J. Deuel, President and Chief Executive Officer, (360) 943-1500
Donald J. Hinson, Executive Vice President and Chief Financial Officer, (360) 943-1500

Forward-Looking Statements
This press release includes "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements often include words such as "believe," "expect," "anticipate," "estimate," and "intend" or future or conditional verbs such as "will," "would," "should," "could," or "may." Forward-looking statements are not historical facts but instead represent management's current expectations and forecasts regarding future events, many of which are inherently uncertain and outside of our control. Actual results may differ, possibly materially, from those currently expected or projected in these forward-looking statements. Factors that could cause the Company’s actual results to differ materially from those described in the forward-looking statements, include but are not limited to, the following: changes in general economic conditions, either nationally or in our market areas, including as a result of employment levels, labor shortages and the effects of inflation, a potential recession or slowed economic growth caused by increasing political instability from acts of war including Russia’s invasion of Ukraine, as well as increasing oil prices and supply chain disruptions; changes in the interest rate environment; the quality and composition of our securities portfolio and the impact of any adverse changes including market liquidity within the securities markets; legislative and regulatory changes, including as a result of new COVID-19 variants; and other factors described in Heritage's latest Annual Report on Form 10-K and Quarterly Reports on Form 10-Q and other documents filed with or furnished to the Securities and Exchange Commission-which are available on our website at www.heritagebanknw.com and on the SEC's website at www.sec.gov. The Company cautions readers not to place undue reliance on any forward-looking statements. Moreover, any of the forward-looking statements that we make in this press release or the documents we file with or furnish to the SEC are based only on information then actually known to the Company and upon management's beliefs and assumptions at the time they are made which may turn out to be wrong because of inaccurate assumptions we might make, because of the factors described above or because of other factors that we cannot foresee. The Company does not undertake and specifically disclaims any obligation to revise any forward-looking statements to reflect the occurrence of anticipated or unanticipated events or circumstances after the date of such statements. These risks could cause our actual results for 2023 and beyond to differ materially from those expressed in any forward-looking statements by, or on behalf of, us, and could negatively affect the Company’s operating and stock price performance.

HERITAGE FINANCIAL CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION (Unaudited)
(Dollar amounts in thousands, except shares)

	December 31, 2022	September 30, 2022	December 31, 2021
Assets
Cash on hand and in banks	$74,295	$100,428	$61,377
Interest earning deposits	29,295	306,896	1,661,915
Cash and cash equivalents	103,590	407,324	1,723,292
Investment securities available for sale, at fair value (amortized cost of $1,460,033, $1,491,440 and $883,832, respectively)	1,331,443	1,356,142	894,335
Investment securities held to maturity, at amortized cost (fair value of $673,434, $677,335 and $376,331, respectively)	766,396	773,319	383,393
Total investment securities	2,097,839	2,129,461	1,277,728
Loans held for sale	—	—	1,476
Loans receivable	4,050,858	4,001,295	3,815,662
Allowance for credit losses on loans	(42,986)	(42,089)	(42,361)
Loans receivable, net	4,007,872	3,959,206	3,773,301
Other real estate owned	—	—	—
Premises and equipment, net	76,930	76,683	79,370
Federal Home Loan Bank stock, at cost	8,916	8,916	7,933
Bank owned life insurance	122,059	121,369	120,196
Accrued interest receivable	18,547	17,812	14,657
Prepaid expenses and other assets	296,181	230,704	183,543
Other intangible assets, net	7,227	7,898	9,977
Goodwill	240,939	240,939	240,939
Total assets	$6,980,100	$7,200,312	$7,432,412

Liabilities and Stockholders' Equity
Deposits	$5,907,420	$6,214,964	$6,394,290
Deposits held for sale	17,420	22,771	—
Total deposits	5,924,840	6,237,735	6,394,290
Junior subordinated debentures	21,473	21,399	21,180
Securities sold under agreement to repurchase	46,597	40,449	50,839
Accrued expenses and other liabilities	189,297	124,027	111,671
Total liabilities	6,182,207	6,423,610	6,577,980

Common stock	552,397	551,419	551,798
Retained earnings	345,346	330,284	293,238
Accumulated other comprehensive (loss) income, net	(99,850)	(105,001)	9,396
Total stockholders' equity	797,893	776,702	854,432
Total liabilities and stockholders' equity	$6,980,100	$7,200,312	$7,432,412

Shares outstanding	35,106,697	35,104,248	35,105,779

HERITAGE FINANCIAL CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF INCOME (Unaudited)
(Dollar amounts in thousands, except per share amounts)

	Quarter Ended			Year Ended
	December 31, 2022	September 30, 2022	December 31, 2021	December 31, 2022	December 31, 2021
Interest Income
Interest and fees on loans	$48,513	$43,847	$42,695	$174,275	$189,832
Taxable interest on investment securities	14,655	12,362	5,197	40,627	17,492
Nontaxable interest on investment securities	843	892	1,063	3,488	3,899
Interest on interest earning deposits	2,010	4,009	633	9,067	1,608
Total interest income	66,021	61,110	49,588	227,457	212,831
Interest Expense
Deposits	2,457	1,478	1,464	6,772	6,160
Junior subordinated debentures	410	312	185	1,156	742
Other borrowings	47	34	31	144	140
Total interest expense	2,914	1,824	1,680	8,072	7,042
Net interest income	63,107	59,286	47,908	219,385	205,789
Provision for (reversal of) credit losses	1,410	1,945	(5,037)	(1,426)	(29,372)
Net interest income after provision for (reversal of) credit losses	61,697	57,341	52,945	220,811	235,161
Noninterest Income
Service charges and other fees	2,651	2,688	2,479	10,390	9,207
Card revenue	2,111	2,365	2,108	8,885	8,325
(Loss) gain on sale of investment securities, net	(256)	—	—	(256)	29
Gain on sale of loans, net	40	133	506	633	3,644
Interest rate swap fees	19	78	174	402	661
Bank owned life insurance income	565	723	500	3,747	2,520
Gain on sale of other assets, net	—	265	2,717	469	4,405
Other income	1,454	1,201	1,355	5,321	5,824
Total noninterest income	6,584	7,453	9,839	29,591	34,615
Noninterest Expense
Compensation and employee benefits	24,856	24,206	22,798	92,092	88,765
Occupancy and equipment	4,541	4,422	4,325	17,465	17,243
Data processing	4,369	4,185	4,694	16,800	16,533
Marketing	675	358	577	1,643	2,143
Professional services	630	639	763	2,497	3,846
State/municipal business and use taxes	1,008	963	850	3,634	3,884
Federal deposit insurance premium	490	500	628	2,015	2,106
Amortization of intangible assets	671	671	759	2,750	3,111
Other expense	3,152	3,203	3,071	12,070	11,638
Total noninterest expense	40,392	39,147	38,465	150,966	149,269
Income before income taxes	27,889	25,647	24,319	99,436	120,507
Income tax expense	5,345	4,657	4,922	17,561	22,472
Net income	$22,544	$20,990	$19,397	$81,875	$98,035

Basic earnings per share	$0.64	$0.60	$0.56	$2.33	$2.75
Diluted earnings per share	$0.64	$0.59	$0.55	$2.31	$2.73
Dividends declared per share	$0.21	$0.21	$0.21	$0.84	$0.81
Average shares outstanding - basic	35,104,701	35,103,984	35,154,382	35,103,465	35,677,851
Average shares outstanding - diluted	35,480,848	35,468,890	35,439,998	35,463,896	35,973,386

HERITAGE FINANCIAL CORPORATION
FINANCIAL STATISTICS (Unaudited)
(Dollar amounts in thousands, except per share amounts)
Nonperforming Assets and Credit Quality Metrics:

	Quarter Ended			Year Ended
	December 31, 2022	September 30, 2022	December 31, 2021	December 31, 2022	December 31, 2021
Allowance for Credit Losses on Loans:
Balance, beginning of period	$42,089	$39,696	$48,317	$42,361	$70,185
Provision for (reversal of) credit losses on loans	689	1,919	(5,490)	(563)	(27,298)
Charge-offs:
Commercial business	—	—	(519)	(316)	(1,276)
Residential real estate	—	—	—	(30)	—
Real estate construction and land development	—	—	—	—	(1)
Consumer	(151)	(138)	(160)	(547)	(669)
Total charge-offs	(151)	(138)	(679)	(893)	(1,946)
Recoveries:
Commercial business	53	455	81	929	816
Residential real estate	—	—	—	3	—
Real estate construction and land development	210	107	4	384	32
Consumer	96	50	128	765	572
Total recoveries	359	612	213	2,081	1,420
Net recoveries (charge-offs)	208	474	(466)	1,188	(526)
Balance, end of period	$42,986	$42,089	$42,361	$42,986	$42,361
Net (recoveries) charge-offs on loans to average loans, annualized	(0.02)%	(0.05)%	0.05%	(0.03)%	0.01%

	December 31, 2022	September 30, 2022	December 31, 2021
Nonperforming Assets:
Nonaccrual loans:
Commercial business	$5,869	$6,234	$23,107
Residential real estate	—	—	47
Real estate construction and land development	37	—	571
Consumer	—	—	29
Total nonaccrual loans	5,906	6,234	23,754
Other real estate owned	—	—	—
Nonperforming assets	$5,906	$6,234	$23,754

Restructured performing loans	$50,441	$71,863	$59,110
Accruing loans past due 90 days or more	1,615	20	293
ACL on loans to:
Loans receivable	1.06%	1.05%	1.11%
Loans receivable, excluding SBA PPP loans (1)	1.06%	1.05%	1.15%
Nonaccrual loans	727.84%	675.15%	178.33%
Nonperforming loans to loans receivable	0.15%	0.16%	0.62%
Nonperforming assets to total assets	0.08%	0.09%	0.32%
(1) See Non-GAAP Financial Measures section herein.

Average Balances, Yields, and Rates Paid:

	Quarter Ended
	December 31, 2022			September 30, 2022			December 31, 2021
	Average Balance	Interest Earned/ Paid	Average Yield/ Rate (1)	Average Balance	Interest Earned/ Paid	Average Yield/ Rate (1)	Average Balance	Interest Earned/ Paid	Average Yield/ Rate (1)
Interest Earning Assets:
Loans receivable, net (2)(3)	$3,963,042	$48,513	4.86%	$3,859,839	$43,847	4.51%	$3,836,029	$42,695	4.42%
Taxable securities	1,983,178	14,655	2.93	1,868,900	12,362	2.62	1,016,629	5,197	2.03
Nontaxable securities (3)	123,430	843	2.71	133,022	892	2.66	153,686	1,063	2.74
Interest earning deposits	222,538	2,010	3.58	730,600	4,009	2.18	1,665,640	633	0.15
Total interest earning assets	6,292,188	66,021	4.16%	6,592,361	61,110	3.68%	6,671,984	49,588	2.95%
Noninterest earning assets	808,656			775,375			731,613
Total assets	$7,100,844			$7,367,736			7,403,597
Interest Bearing Liabilities:
Certificates of deposit	$299,364	$455	0.60%	$297,786	$290	0.39%	$349,708	$364	0.41%
Savings accounts	632,536	107	0.07	654,697	99	0.06	631,531	93	0.06
Interest bearing demand and money market accounts	2,946,425	1,895	0.26	3,065,007	1,089	0.14	2,996,482	1,007	0.13
Total interest bearing deposits	3,878,325	2,457	0.25	4,017,490	1,478	0.15	3,977,721	1,464	0.15
Junior subordinated debentures	21,430	410	7.59	21,356	312	5.80	21,140	185	3.47
Securities sold under agreement to repurchase	43,694	41	0.37	42,959	34	0.31	46,942	31	0.26
FHLB advances and other borrowings	543	6	4.38	—	—	—	—	—	—
Total interest bearing liabilities	3,943,992	2,914	0.29%	4,081,805	1,824	0.18%	4,045,803	1,680	0.16%
Noninterest demand deposits	2,239,806			2,356,688			2,396,452
Other noninterest bearing liabilities	136,645			118,191			111,959
Stockholders’ equity	780,401			811,052			849,383
Total liabilities and stockholders’ equity	$7,100,844			$7,367,736			$7,403,597
Net interest income and spread		$63,107	3.87%		$59,286	3.50%		$47,908	2.79%
Net interest margin			3.98%			3.57%			2.85%
(1)Annualized; average balances are calculated using daily balances.
(2)Average loans receivable, net includes loans held for sale and loans classified as nonaccrual, which carry a zero yield. Interest earned on loans receivable, net includes the amortization of net deferred loan fees of $723,000, $856,000 and $5.2 million for the fourth quarter of 2022, third quarter of 2022 and fourth quarter of 2021, respectively.
(3)Yields on tax-exempt loans and securities have not been stated on a tax-equivalent basis.

	Year Ended
	December 31, 2022			December 31, 2021
	Average Balance	Interest Earned/ Paid	Average Yield/ Rate (1)	Average Balance	Interest Earned/ Paid	Average Yield/ Rate (1)
Interest Earning Assets:
Loans receivable, net (2) (3)	$3,852,604	$174,275	4.52%	$4,181,464	$189,832	4.54%
Taxable securities	1,646,058	40,627	2.47	846,892	17,492	2.07
Nontaxable securities (3)	135,004	3,488	2.58	158,968	3,899	2.45
Interest earning deposits	913,374	9,067	0.99	1,193,724	1,608	0.13
Total interest earning assets	6,547,040	227,457	3.47%	6,381,048	212,831	3.34%
Noninterest earning assets	774,415			745,202
Total assets	$7,321,455			$7,126,250
Interest Bearing Liabilities:
Certificates of deposit	$313,712	$1,407	0.45%	$372,279	$1,811	0.49%
Savings accounts	646,565	381	0.06	598,492	367	0.06
Interest bearing demand and money market accounts	3,036,031	4,984	0.16	2,862,504	3,982	0.14
Total interest bearing deposits	3,996,308	6,772	0.17	3,833,275	6,160	0.16
Junior subordinated debentures	21,322	1,156	5.42	21,025	742	3.53
Securities sold under agreement to repurchase	46,209	138	0.30	45,655	140	0.31
FHLB advances and other borrowings	137	6	4.38	—	—	—
Total interest bearing liabilities	4,063,976	8,072	0.20%	3,899,955	7,042	0.18%
Noninterest demand deposits	2,326,178			2,269,921
Other noninterest bearing liabilities	119,359			114,307
Stockholders’ equity	811,942			842,067
Total liabilities and stockholders’ equity	$7,321,455			$7,126,250
Net interest income and spread		$219,385	3.27%		$205,789	3.16%
Net interest margin			3.35%			3.23%
(1)Average balances are calculated using daily balances.
(2)Average loan receivable, net includes loans held for sale and loans classified as nonaccrual, which carry a zero yield. Interest earned on loans receivable, net includes the amortization of net deferred loan fees of $7.4 million and $28.4 million for the years ended December 31, 2022 and 2021, respectively.
(3)Yields on tax-exempt loans and securities have not been stated on a tax-equivalent basis.

HERITAGE FINANCIAL CORPORATION
QUARTERLY FINANCIAL STATISTICS (Unaudited)
(Dollar amounts in thousands, except per share amounts)

	Quarter Ended
	December 31, 2022	September 30, 2022	June 30, 2022	March 31, 2022	December 31, 2021
Earnings:
Net interest income	$63,107	$59,286	$50,048	$46,944	$47,908
Provision for (reversal of) credit losses	1,410	1,945	(1,204)	(3,577)	(5,037)
Noninterest income	6,584	7,453	7,016	8,538	9,839
Noninterest expense	40,392	39,147	35,707	35,720	38,465
Net income	22,544	20,990	18,584	19,757	19,397
Pre-tax, pre-provision net income (3)	29,299	27,592	21,357	19,762	19,282
Basic earnings per share	$0.64	$0.60	$0.53	$0.56	$0.56
Diluted earnings per share	$0.64	$0.59	$0.52	$0.56	$0.55
Average Balances:
Loans receivable, net (1)	$3,963,042	$3,859,839	$3,812,045	$3,773,325	$3,836,029
Total investment securities	2,106,608	2,001,922	1,587,757	1,417,966	1,170,315
Total interest earning assets	6,292,188	6,592,361	6,612,958	6,694,578	6,671,984
Total assets	7,100,844	7,367,736	7,385,616	7,434,787	7,403,597
Total interest bearing deposits	3,878,325	4,017,490	4,041,706	4,049,357	3,977,721
Total noninterest demand deposits	2,239,806	2,356,688	2,349,746	2,359,451	2,396,452
Stockholders' equity	780,401	811,052	810,961	846,085	849,383
Financial Ratios:
Return on average assets (2)	1.26%	1.13%	1.01%	1.08%	1.04%
Pre-tax, pre-provision return on average assets (2)(3)	1.64	1.49	1.16	1.08	1.03
Return on average common equity (2)	11.46	10.27	9.19	9.47	9.06
Return on average tangible common equity (2) (3)	17.21	15.20	13.68	13.83	13.27
Efficiency ratio	58.0	58.7	62.6	64.4	66.6
Noninterest expense to average total assets (2)	2.26	2.11	1.94	1.95	2.06
Net interest spread (2)	3.87	3.50	2.98	2.78	2.79
Net interest margin (2)	3.98	3.57	3.04	2.84	2.85
(1) Average loan receivable, net includes loans held for sale.
(2) Annualized.
(3) See Non-GAAP Financial Measures section herein.

	As of or for the Quarter Ended
	December 31, 2022	September 30, 2022	June 30, 2022	March 31, 2022	December 31, 2021
Select Balance Sheet:
Total assets	$6,980,100	$7,200,312	$7,316,467	$7,483,814	$7,432,412
Loans receivable, net	4,007,872	3,959,206	3,834,368	3,780,845	3,773,301
Total investment securities	2,097,839	2,129,461	1,803,241	1,462,137	1,277,728
Deposits	5,924,840	6,237,735	6,330,190	6,491,500	6,394,290
Noninterest demand deposits	2,099,464	2,308,583	2,325,139	2,393,972	2,343,909
Stockholders' equity	797,893	776,702	805,366	821,449	854,432
Financial Measures:
Book value per share	$22.73	$22.13	$22.94	$23.40	$24.34
Tangible book value per share (1)	15.66	15.04	15.83	16.27	17.19
Tangible book value per share, excluding AOCI (1)	18.50	18.03	17.59	17.25	16.92
Stockholders' equity to total assets	11.4%	10.8%	11.0%	11.0%	11.5%
Tangible common equity to tangible assets (1)	8.2	7.6	7.9	7.9	8.4
Tangible common equity, excluding AOCI, to tangible assets, excluding UGL (1)	9.5	9.0	8.7	8.3	8.3
Loans to deposits ratio	68.4	64.1	61.2	58.9	59.7
Regulatory Capital Ratios:
Common equity tier 1 capital ratio(2)	12.8%	12.8%	13.2%	13.4%	13.5%
Leverage ratio(2)	9.7	9.2	8.9	8.8	8.7
Tier 1 capital ratio(2)	13.2	13.3	13.6	13.9	13.9
Total capital ratio(2)	14.0	14.0	14.4	14.7	14.8
Credit Quality Metrics:
ACL on loans to:
Loans receivable	1.06%	1.05%	1.02%	1.06%	1.11%
Loans receivable, excluding SBA PPP loans (1)	1.06	1.05	1.03	1.07	1.15
Nonperforming loans	727.84	675.15	378.96	244.04	178.33
Nonperforming loans to loans receivable	0.15	0.16	0.27	0.43	0.62
Nonperforming assets to total assets	0.08	0.09	0.14	0.22	0.32
Net (recoveries) charge-offs on loans to average loans receivable	(0.02)	(0.05)	—	(0.05)	0.05
Criticized Loans by Credit Quality Rating:
Special mention	$69,449	$84,439	$72,062	$63,269	$71,020
Substandard	65,765	66,376	94,419	111,300	112,450
Other Metrics:
Number of banking offices	50	50	49	49	49
Deposits per branch	$118,497	$124,755	$129,188	$132,480	$130,496
Average number of full-time equivalent employees	813	790	765	751	782
Average assets per full-time equivalent employee	8,734	9,326	9,654	9,900	9,468
(1) See Non-GAAP Financial Measures section herein.
(2) Current quarter ratios are estimates pending completion and filing of the Company’s regulatory reports.

HERITAGE FINANCIAL CORPORATION
NON-GAAP FINANCIAL MEASURES (Unaudited)
(Dollar amounts in thousands, except per share amounts)
This earnings release contains certain financial measures not presented in accordance with Generally Accepted Accounting Principles ("GAAP") in addition to financial measures presented in accordance with GAAP. The Company has presented these non-GAAP financial measures in this earnings release because it believes that they provide useful and comparative information to assess trends in the Company’s capital, performance and asset quality reflected in the current quarter and comparable period results and to facilitate comparison of its performance with the performance of its peers. These non-GAAP measures have inherent limitations, are not required to be uniformly applied and are not audited. They should not be considered in isolation or as a substitute for financial measures presented in accordance with GAAP. These non-GAAP measures may not be comparable to similarly titled measures reported by other companies. Reconciliations of the GAAP and non-GAAP financial measures are presented below.
The Company considers the tangible common equity to tangible assets ratio and tangible book value per share to be useful measurements of the adequacy of the Company’s capital levels. Additionally, recent changes in market interest rates introduced significant volatility in the unrealized gain or loss of investment securities available for sale ("UGL") and the related AOCI. Management excluded AOCI and UGL from tangible common equity and tangible assets, respectively, to improve comparability of capital levels as AOCI and UGL are excluded from the calculation of regulatory capital ratios.

	December 31, 2022	September 30, 2022	June 30, 2022	March 31, 2022	December 31, 2021
Tangible Common Equity to Tangible Assets and Tangible Book Value Per Share:
Total stockholders' equity (GAAP)	$797,893	$776,702	$805,366	$821,449	$854,432
Exclude intangible assets	(248,166)	(248,837)	(249,508)	(250,212)	(250,916)
Tangible common equity (non-GAAP)	549,727	527,865	555,858	571,237	603,516
Exclude AOCI	99,850	105,001	61,783	34,228	(9,396)
Tangible common equity, excluding AOCI (non-GAAP)	$649,577	$632,866	$617,641	$605,465	$594,120

Total assets (GAAP)	$6,980,100	$7,200,312	$7,316,467	$7,483,814	$7,432,412
Exclude intangible assets	(248,166)	(248,837)	(249,508)	(250,212)	(250,916)
Tangible assets (non-GAAP)	6,731,934	6,951,475	7,066,959	7,233,602	7,181,496
Exclude UGL, net of tax	99,850	105,001	61,783	34,228	(9,396)
Tangible assets, excluding UGL, net of tax (non-GAAP)	$6,831,784	$7,056,476	$7,128,742	$7,267,830	$7,172,100

Stockholders' equity to total assets (GAAP)	11.4%	10.8%	11.0%	11.0%	11.5%
Tangible common equity to tangible assets (non-GAAP)	8.2%	7.6%	7.9%	7.9%	8.4%
Tangible common equity, excluding AOCI, to tangible assets, excluding UGL	9.5%	9.0%	8.7%	8.3%	8.3%

Shares outstanding	35,106,697	35,104,248	35,103,929	35,102,372	35,105,779

Book value per share (GAAP)	$22.73	$22.13	$22.94	$23.40	$24.34
Tangible book value per share (non-GAAP)	$15.66	$15.04	$15.83	$16.27	$17.19
Tangible book value per share, excluding AOCI (non-GAAP)	$18.50	$18.03	$17.59	$17.25	$16.92

The Company considers presenting the ratio of ACL on loans to loans receivable, excluding SBA PPP loans, to be a useful measurement in evaluating the adequacy of the Company's ACL on loans as the balance of SBA PPP loans was significant to the loan portfolio; however, since SBA PPP loans are guaranteed by the SBA, the Company has not provided an ACL for these loans.

	December 31, 2022	September 30, 2022	June 30, 2022	March 31, 2022	December 31, 2021
ACL on Loans to Loans Receivable, excluding SBA PPP Loans:
Allowance for credit losses on loans	$42,986	$42,089	$39,696	$40,333	$42,361

Loans receivable (GAAP)	$4,050,858	$4,001,295	$3,874,064	$3,821,178	$3,815,662
Exclude SBA PPP loans	(1,468)	(3,593)	(11,334)	(64,962)	(145,840)
Loans receivable, excluding SBA PPP loans (non-GAAP)	$4,049,390	$3,997,702	$3,862,730	$3,756,216	$3,669,822

ACL on loans to loans receivable (GAAP)	1.06%	1.05%	1.02%	1.06%	1.11%
ACL on loans to loans receivable, excluding SBA PPP loans (non-GAAP)	1.06%	1.05%	1.03%	1.07%	1.15%

The Company considers the return on average tangible common equity ratio to be a useful measurement of the Company’s ability to generate returns for its common shareholders. By removing the impact of intangible assets and their related amortization and tax effects, the performance of the Company's ongoing business operations can be evaluated.

	Quarter Ended
	December 31, 2022	September 30, 2022	June 30, 2022	March 31, 2022	December 31, 2021
Return on Average Tangible Common Equity, annualized:
Net income (GAAP)	$22,544	$20,990	$18,584	$19,757	$19,397
Add amortization of intangible assets	671	671	704	704	759
Exclude tax effect of adjustment	(141)	(141)	(148)	(148)	(159)
Tangible net income (non-GAAP)	$23,074	$21,520	$19,140	$20,313	$19,997

Average stockholders' equity (GAAP)	$780,401	$811,052	$810,961	$846,085	$849,383
Exclude average intangible assets	(248,560)	(249,245)	(249,890)	(250,593)	(251,331)
Average tangible common stockholders' equity (non-GAAP)	$531,841	$561,807	$561,071	$595,492	$598,052

Return on average common equity, annualized (GAAP)	11.46%	10.27%	9.19%	9.47%	9.06%
Return on average tangible common equity, annualized (non-GAAP)	17.21%	15.20%	13.68%	13.83%	13.27%

The Company believes that presenting pre-tax pre-provision income, which reflects its profitability before income taxes and provision for credit losses, and the pre-tax, pre-provision return on average assets, are useful measurements in assessing its operating income and expenses by removing the volatility that may be associated with credit loss provisions. The Company also believes that during a crisis such as the COVID-19 pandemic, this information has been useful as the impact of the pandemic on credit loss provisions of various institutions has varied based on the geography of the communities served by a particular institution and the decision to adopt or defer the current expected credit losses ("CECL") methodology required by Accounting Standards Update 2016-13.

	Quarter Ended
	December 31, 2022	September 30, 2022	June 30, 2022	March 31, 2022	December 31, 2021
Pre-tax, Pre-provision Income and Pre-tax, Pre-provision Return on Average Assets, annualized:
Net income (GAAP)	$22,544	$20,990	$18,584	$19,757	$19,397
Add income tax expense	5,345	4,657	3,977	3,582	4,922
Add provision for (reversal of) credit losses	1,410	1,945	(1,204)	(3,577)	(5,037)
Pre-tax, pre-provision income (non-GAAP)	$29,299	$27,592	$21,357	$19,762	$19,282

Average total assets (GAAP)	$7,100,844	$7,367,736	$7,385,616	$7,434,787	$7,403,597

Return on average assets, annualized (GAAP)	1.26%	1.13%	1.01%	1.08%	1.04%
Pre-tax, pre-provision return on average assets (non-GAAP)	1.64%	1.49%	1.16%	1.08%	1.03%
The Company believes presenting loan yield excluding the effect of discount accretion on acquired loans is useful in assessing the impact of acquisition accounting on loan yield as the effect of loan discount accretion is expected to decrease as the acquired loans mature or roll off its balance sheet. Incremental accretion on acquired loans represents the amount of interest income recorded on acquired loans in excess of the contractual stated interest rate in the individual loan notes due to incremental accretion of purchased discount or premium. Purchased discount or premium is the difference between the contractual loan balance and the fair value of acquired loans at the acquisition date, or as modified by the adoption of CECL. The purchased discount is accreted into income over the remaining life of the loan. The impact of incremental accretion on loan yield will change during any period based on the volume of prepayments, but it is expected to decrease over time as the balance of the purchased loans decreases.
Similarly, presenting loan yield excluding the effect of SBA PPP loans is useful in assessing the impact of these special program loans that have substantially decreased within a short time frame.

	Quarter Ended
	December 31, 2022	September 30, 2022	December 31, 2021
Loan Yield, excluding SBA PPP Loans and Incremental Accretion on Purchased Loans, annualized:
Interest and fees on loans (GAAP)	$48,513	$43,847	$42,695
Exclude interest and fees on SBA PPP loans	(77)	(275)	(4,928)
Exclude incremental accretion on purchased loans	(184)	(398)	(387)
Adjusted interest and fees on loans (non-GAAP)	$48,252	$43,174	$37,380

Average loans receivable, net (GAAP)	$3,963,042	$3,859,839	$3,836,029
Exclude average SBA PPP loans	(2,250)	(5,726)	(204,436)
Adjusted average loans receivable, net (non-GAAP)	$3,960,792	$3,854,113	$3,631,593

Loan yield, annualized (GAAP)	4.86%	4.51%	4.42%
Loan yield, excluding SBA PPP loans and acquired accretion on purchased loans, annualized (non-GAAP)	4.83%	4.44%	4.08%